                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 10, 2002


                                     BNS Co.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  1-5881               050113140
-------------------------------   -----------   -------------------------------
(State or Other Jurisdiction of   (Commission  (IRS Employer Identification No.)
       Incorporation)             File Number)


                  Precision Park, 200 Frenchtown Road, Suite 2,
                      North Kingstown, Rhode Island 02852
              ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number: 401-886-7404


                275 West Natick Road, Warwick, Rhode Island 02886
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

     On October 10, 2002, the Board of Directors of BNS Co. (the "Company") authorized Amendment No. 2 ("Amendment No. 2") to the Rights Agreement (the "Rights Agreement"), dated as of February 13, 1998, as amended, originally between the Company and BankBoston N.A. Amendment No. 2, among other things, amends the definition of "Acquiring Person" to increase the trigger from 20% to 45% as to the amount of the Company's outstanding common stock that a person must beneficially own before being deemed to be an Acquiring Person under the Rights Agreement. Amendment No. 2 also provides that the Purchase Price (as defined in the Rights Agreement) for each one-hundredth of a share of Series B Participating Preferred Stock under the Company's Rights Plan was reduced from $40.00 per share to $12.00 per share. A copy of Amendment No. 2 and the Company's October 11, 2002 Press Release relating to Amendment No. 2 are filed herewith.

     A copy of the letter from the Company's Chairman of the Board to Hummingbird Management, LLC, dated October 11, 2002, is filed herewith.

Item 7.  Financial Statement and Exhibits

(c)      Exhibits.
         --------

         Exhibit Number         Title
         --------------         -----

            99.1 Amendment No. 2, dated as of October 10, 2002, to the Rights Plan, dated as of February 13, 1998, as amended, originally between the Company and BankBoston N.A.

            99.2              Company's October 11, 2002 Press Release.

            99.3 Letter from the Company's Chairman of the Board to Hummingbird Management, LLC, dated October 11, 2002.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BNS Co.


Date:  October 15, 2002               By: /s/ Andrew C. Genor
                                          -----------------------
                                          Name: Andrew C. Genor
                                          Title: Chief Executive Officer